UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 9, 2009

CYALUME TECHNOLOGIES HOLDINGS, INC..
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52247	20-3200738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Windsor Street , West Springfield MA	01089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 858-2500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01             Other Events.

The Securities and Exchange Commission (the “Commission”) notified Cyalume Technologies Holdings, Inc. (formerly known as Vector Intersect Security Acquisition Corp.) (the “Company”), that on February 9, 2009 the Commission had declared effective the Company’s Post-Effective Amendment No. 1 on Form S-3 to Form S-1 filed with the Commission on February 3, 2009.

The registration statement registers the issuance of shares of the Company’s common stock upon exercise of warrants issued in the Company’s May 2007 initial public offering.  Holders who desire to exercise their warrants for cash should direct their broker to electronically deliver the warrants to the Company’s transfer agent, American Stock Transfer and Trust Company, along with a request to exercise the holder’s warrants and a check representing the aggregate exercise price of the warrants, made out to “Cyalume Technologies Holdings, Inc.”  Any further inquiries should be directed to Mr. Wilbert Miles or Ms. Grace Deer-Loiseau of American Stock Transfer and Trust Company at (718) 921-8247.

Holders who desire to exercise their warrants on a cashless basis should direct their broker to electronically deliver the warrants to the Company’s transfer agent, American Stock Transfer and Trust Company, and should deliver a written request of such cashless exercise to the Company at the following address:

Mr. David Mantoni
c/o Cyalume Technologies Holdings, Inc.
96 Windsor Street, West Springfield, MA 01089

Upon confirmation by the Company of the request for cashless exercise, the Company will direct American Stock Transfer to issue underlying shares of common stock to the holder.

Item 9.01             Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Form of Subscription Agreement for cashless exercise of warrants

99.2	Form of Subscription Agreement for exercise of warrants for cash

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2009	CYALUME TECHNOLOGIES HOLDINGS, INC.

	By:	/s/ Michael Bielonko
Michael Bielonko
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of Subscription Agreement for cashless exercise of warrants

99.2	Form of Subscription Agreement for exercise of warrants for cash